THE ASIA PACIFIC FUND, INC.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                      May 30, 2007


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


      Re:	The Asia Pacific Fund, Inc. (the Fund)
      File No. 811-04710



Ladies and Gentlemen:

      Please find enclosed the following items:  (1) the Annual
Report on Form N-SAR for the Fund for the fiscal year ended March
31, 2007 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed electronically using the EDGAR System.


                                          Very truly yours,


							/s/Deborah A. Docs
                                          Deborah A. Docs
                                          Chief Legal Officer and Secretary





      This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 4th day of May 2006.


THE ASIA PACIFIC FUND, INC.



Witness: /s/Glenda D. Noel			By: /s/Deborah A. Docs
           Glenda D. Noel			       Deborah A. Docs
      				     	       Chief Legal Officer and Secretary








L:\MFApps\CLUSTER 3\N-SAR\APB\2006\Annual 3-31-07 cover-sig.doc